Exhibit 99.1

Contact:	Todd Flowers
Senior Vice President, Corporate Finance and Treasurer
(502) 596-6569

KINDRED HEALTHCARE AND SELECT MEDICAL HOLDINGS CORPORATION

COMPLETE ACQUISITION OF ADDITIONAL HOSPITALS FROM EACH OTHER

LOUISVILLE, Ky. (June 28, 2016) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced that it has completed the acquisition of an additional transitional care hospital (licensed as a long-term acute care (“LTAC”) hospital) operated by Select Medical Holdings Corporation (“Select”) (NYSE:SEM) and sold an additional LTAC hospital to Select. Kindred acquired a leased hospital in San Antonio, Texas (44 licensed beds) from Select and sold a leased hospital in Atlanta, Georgia (72 licensed beds) to Select as part of a previously announced agreement.

As announced on June 1, 2016, Kindred acquired four leased hospitals from Select and sold two of its hospitals to Select.

“We have taken aggressive steps to reposition our LTAC portfolio in front of LTAC criteria. We believe the five hospitals that we have acquired from Select will improve our ability to Continue the Care for our patients in several important markets,” said Benjamin A. Breier, Kindred’s President and Chief Executive Officer. “At Kindred, we remain focused on delivering the most appropriate care and quickly transitioning patients to lower acuity care settings with the priority of returning them to independence at home while also creating enhanced value for patients, partners, employees and shareholders.”

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, but are not limited to, the Company’s ability to integrate the operations of the acquired hospitals and realize the anticipated revenues, economies of scale, cost synergies and productivity gains resulting from the acquired hospitals, all statements regarding the Company’s expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, government investigations, regulatory matters, and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “would,” “should,” “will,” “intend,” “may,” “potential,” “upside,” and other similar expressions. Statements in this press release concerning the Company’s business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, product or services line growth, and expected outcome of government investigations and other regulatory matters, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of the Company based upon currently available information.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results, performance or plans to differ materially from any future

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680 South Fourth Street     Louisville, Kentucky 40202

502.596.7300     www.kindredhealthcare.com

Kindred Healthcare and Select Medical Holdings Corporation Complete Acquisition of Additional Hospitals from Each Other

June 28, 2016

results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors detailed from time to time in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission.

Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-90 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of approximately $7.2 billion(1). At March 31, 2016, Kindred through its subsidiaries had approximately 102,000 employees providing healthcare services in 2,700 locations in 46 states, including 95 transitional care hospitals, 19 inpatient rehabilitation hospitals, 92 nursing centers, 20 sub-acute units, 618 Kindred at Home home health, hospice and non-medical home care sites of service, 104 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,752 non-affiliated sites of service. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for seven years, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com. You can also follow us on Twitter and Facebook.

(1)	Revenues based upon Kindred consolidated revenues for the twelve months ended March 31, 2016.

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